Exhibit 99.1

STR HOLDINGS, INC. COMMENTS ON THIRD QUARTER AND FULL YEAR 2011 GUIDANCE

ENFIELD, Conn. — Oct 17, 2011 - STR Holdings, Inc. (NYSE: STRI) today announced that it expects revenue for the third quarter of 2011 to be in line with previously published guidance of $51 to $57 million.  Revenue from the Company’s recently divested Quality Assurance business will be presented in discontinued operations when results are reported.

The Company cautioned that third quarter non-GAAP earnings could be $.01 to $.02 per share lower than the previously published guidance range of $0.12 to $0.16 per share.  The final determination of earnings per share is subject to a number of factors currently being estimated in accordance with normal accounting practices, including the effective tax rate and the appropriate level of bad debt reserves.

Due to the lack of clarity regarding global demand for solar products during the fourth quarter 2011, the Company is also withdrawing its previously published annual 2011 guidance.  “As we advised during our second quarter earnings conference call, our guidance was based on expectations for increased demand due to a number of factors including increased demand generated from the clearing of solar panel inventory, a restoration of project financing in Europe, decreased module ASPs and a pull-in effect in advance of feed-in tariff reductions in Germany,” said Barry A. Morris, Executive Vice President and Chief Financial Officer.  “We were not alone in this view.  However, as has been widely reported, demand for solar modules has not yet recovered,” Morris said.

The Company expects to announce results for the third quarter of 2011 on or around November 2, 2011.  At that time, the Company also intends to update its revenue and non-GAAP EPS guidance for 2011.

The updated outlook reflects the Company’s current estimates as of the date of this press release and is subject to change based on further review by management, changes in the markets for our products and/or changes in operating conditions.

About STR Holdings, Inc.

STR Holdings, Inc. is a leading global provider of high quality, superior performance solar encapsulants to the photovoltaic module industry.  Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances.  However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this release, the Company faces risks and uncertainties that include, but are not limited to, the following: (i) demand for solar energy in general and solar modules in particular; (ii) the timing and effects of the implementation of recently announced government incentives and policies for renewable energy, primarily in China and the United States; (iii) the effects of the announced reductions to solar incentives in Germany and Italy; (iv) customer concentration in the Company’s Solar business and its relationships with key customers; (v) rising commodity costs, such as resin or paper used in its encapsulants, and its ability to successfully manage any increases in these commodity costs; (vi) the Company’s dependence on a limited number of third-party suppliers for raw materials for its encapsulants and materials used in its processes; (vii) the Company’s ability to protect its intellectual property; (viii) pricing pressures and other competitive factors; (ix) operating new manufacturing facilities and increasing production capacity at existing facilities; (x) the Company’s reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xi) potential product performance matters, product liability or professional liability claims and its ability to manage them; (xii) loss of professional accreditations and memberships; (xiii) the extent and duration of the current downturn in the global economy, including the timing of expected economic recovery in the United States and abroad and the continuing effects of the ongoing recession on sales; (xiv) the impact negative credit markets may have on the Company or its customers or suppliers; (xv) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xvi) maintaining sufficient liquidity in order to fund future profitable growth and long-term vitality; (xvii) the extent to which the Company may be required to write off accounts receivable or inventory; (xviii) outcomes of litigation and regulatory actions; and (xix) other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in the Company’s filings which are available on www.sec.gov or www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Controller and Principal Accounting Officer

(860) 758-7325

joseph.radziewicz@strholdings.com

or

ICR, LLC

Gary Dvorchak, CFA

Senior Vice President

Investor Relations Consultant

(310) 954-1123

gary.dvorchak@icrinc.com